Exhibit 23




                    Consent of Independent Auditors




The Board of Directors
Olin Corporation:


We  consent  to  incorporation by reference in  the  registration
statement   Nos.  33-41202 and 33-52681 on Form   S-8   of   Olin
Corporation of our report dated December 15, 1994 relating to  the
statements    of    financial   condition     of     the     Olin
Corporation Contributing Employee Ownership Plan as of June 30, 1994
and 1993 and    the   related  statements  of  income  and   changes in
participants' equity for each of the years in the three-year period ended June 30, 1994, which report appears in the June 30,
1994   annual  report  on  Form  11-K  of  the  Olin  Corporation
Contributing Employee Ownership Plan.



                                        KPMG Peat Marwick LLP




Stamford, Connecticut
December 21, 1994